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                                                                    EXHIBIT 3.01

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                              CANCERVAX CORPORATION

         CancerVax Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY:

         1. The name of the Corporation is CancerVax Corporation. The Corporation's original Certificate of Incorporation was filed on June 12, 1998.

         2. That by action taken by unanimous written consent of the Board of Directors on September __, 2003 resolutions were duly adopted setting forth a proposed amendment and restatement of the Certificate of Incorporation of the Corporation, declaring said amendment and restatement to be advisable and directing its officers to submit said amendment and restatement to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment and restatement is as follows:

         "THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows, subject to the required consent of the stockholders of the Corporation:

         FIRST:            The name of the Corporation (hereinafter the
"Corporation") is CancerVax Corporation.

         SECOND:           The address, including street, number, city and
county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808; and the name of the Registered Agent of the Corporation at such address is Corporation Service Company.

         THIRD:            The nature of the business or purposes to be
conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL").

         FOURTH:           The Corporation is authorized to issue two classes of
stock to be designated, respectively, Common Stock, par value $0.00004 per share ("Common Stock") and Preferred Stock, par value $0.00004 per share ("Preferred Stock"). The total number of shares the Corporation shall have the authority to issue is 85,000,000 shares, 75,000,000 shares of which shall be Common Stock and 10,000,000 shares of which shall be Preferred Stock.

                           (1)      Common Stock. The voting, dividend and
liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock or any series. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders. There shall be no cumulative voting.

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Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of the Corporation will be entitled to receive ratably all assets of the Corporation available for distribution to stockholders, subject to any preferential rights of any then outstanding Preferred Stock.

                           (2)      Preferred Stock. Shares of Preferred Stock
may be issued from time to time in one or more series, each of such series to have such terms as stated in the resolution or resolutions providing for the establishment of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors of the Corporation to issue, from time to time, shares of Preferred Stock in one or more series, and, in connection with the establishment of any such series by resolution or resolutions, to determine and fix such voting powers, full or limited, or no voting powers, and such other powers, designations, preferences and relative, participating, optional, and other special rights, and the qualifications, limitations, and restrictions thereof, if any, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated in such resolution or resolutions, all to the fullest extent permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the establishment of any series of Preferred Stock may, to the extent permitted by law, provide that such series shall be superior to, rank equally with or be junior to the Preferred Stock of any other series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may be different from those of any and all other series at any time outstanding. Except as otherwise expressly provided in the resolution or resolutions providing for the establishment of any series of Preferred Stock, no vote of the holders of shares of Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

                  FIFTH:            (1)      The business and affairs of the
Corporation shall be managed by or under the direction of a Board of Directors having that number of directors set out in the Bylaws of the Corporation as adopted or as set forth from time to time by a duly adopted amendment thereto by the Board of Directors or stockholders of the Corporation.

                                    (2)      No director (other than directors
elected by one or more series of Preferred Stock) may be removed from office by the stockholders except for cause and, in addition to any other vote required by law, upon the affirmative vote of not less than 66?% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                                    (3)      The directors of the Corporation,
other than directors elected by one or more series of Preferred Stock, shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors (other than directors elected by one or more series of Preferred Stock) constituting the entire Board of Directors. Each director (other than directors elected by

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one or more series of Preferred Stock) shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 2004 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 2005 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2006 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. If the number of directors (other than directors elected by one or more series of Preferred Stock) is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors (other than directors elected by one or more series of Preferred Stock) may be filled solely by a vote of a majority of the directors then in office (although less than a quorum) or by a sole remaining director, and each director so elected shall hold office for a term that shall coincide with the remaining term of the class to which such director shall have been elected. Whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the nomination, election, term of office, filling of vacancies, removal and other features of such directorships shall not be governed by this Article FIFTH unless otherwise provided for in the certificate of designation for such classes or series.

         SIXTH:            The Corporation is to have perpetual existence.

         SEVENTH:          The following provisions are inserted for the
management of the business and the conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors and stockholders:

                           (1)      The Board of Directors is expressly
authorized to make, adopt, amend, alter, rescind or repeal the Bylaws of the Corporation. Notwithstanding the foregoing, the stockholders may adopt, amend, alter, rescind or repeal the Bylaws with, in addition to any other vote required by law, the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

                           (2)      Elections of directors need not be by
written ballot unless the Bylaws of the Corporation so provide.

                           (3)      Any action required or permitted to be taken
at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL, and may not be taken by written consent of stockholders without a meeting.

                           (4)      Special meetings of the stockholders of the
Corporation for any purpose or purposes may be called at any time by the Chairman of the Board of Directors or at

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the written request of a majority of the members of the Board of Directors and may not be called by any other person; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any provisions of the Certificate of Incorporation or any amendment thereto or any certificate filed under Section 151(g) of the DGCL, then such special meeting may also be called by the person or persons, in the manner, at the times and for the purposes so specified.

         EIGHTH:           (a)      Subject to Article EIGHTH (c), the
Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

                           (b)      Subject to Article EIGHTH (c), the
Corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

                           (c)      Any indemnification under this Article
EIGHTH (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer or other person entitled to indemnification under this Article EIGHTH is proper in the circumstances because he or she has

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met the applicable standard of conduct set forth in Article EIGHTH (a) or
Article EIGHTH (b), as the case may be. Such determination shall be made, with respect to an officer or director, (i) by the Board of Directors by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of directors who were not parties to such action, suit or proceeding even though less than a quorum, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article EIGHTH (a) or Article EIGHTH (b), or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith, without the necessity of authorization in the specific case.

                           (d)      Notwithstanding any contrary determination
in the specific case under Article EIGHTH (c), and notwithstanding the absence of any determination thereunder, any present or former director or officer of the Corporation may apply to the Court of Chancery of the State of Delaware for indemnification to the extent otherwise permissible under Article EIGHTH (a) and Article EIGHTH (b). The basis of such indemnification by a court shall be a determination by such court that indemnification of such person is proper in the circumstances because he or she has met the applicable standards of conduct set forth in Article EIGHTH (a) or Article EIGHTH (b), as the case may be. Neither a contrary determination in the specific case under Article EIGHTH (c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that such person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Article EIGHTH (d) shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, such person seeking indemnification in the Court of Chancery of the State of Delaware shall also be entitled to be paid the expense of prosecuting such application.

                           (e)      Expenses incurred by a person who is or was
a director or officer of the Corporation in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article EIGHTH.

                           (f)      The indemnification and advancement of
expenses provided by or granted pursuant to this Article EIGHTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Article EIGHTH (a) and Article EIGHTH (b) shall be made to the fullest extent permitted by law. The provisions of this Article EIGHTH shall not be deemed to preclude the indemnification of any person who is not specified in Article EIGHTH (a) or Article EIGHTH (b) but whom the

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Corporation has the power or obligation to indemnify under the provisions of the
DGCL, or otherwise.

                           (g)      The Corporation may purchase and maintain
insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power or the obligation to indemnify him or her against such liability under the provisions of this Article EIGHTH or Section 145 of the DGCL.

                           (h)      For purposes of this Article EIGHTH,
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article EIGHTH with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article EIGHTH, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such person with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article EIGHTH. For purposes of any determination under Article EIGHTH (c), a person shall be deemed to have acted in good faith in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his or her conduct was unlawful, if his or her action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him or her by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this Article EIGHTH (h) shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Article EIGHTH (h) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Article EIGHTH (a) or (b), as the case may be.

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                           (i)      The indemnification and advancement of
expenses provided by, or granted pursuant to, this Article EIGHTH shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                           (j)      Notwithstanding anything contained in this
Article EIGHTH to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Article EIGHTH (d)), the Corporation shall not be obligated to indemnify any person in connection with a proceeding (or part, thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                           (k)      The Corporation may, to the extent
authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article EIGHTH to directors and officers of the Corporation.

         NINTH:            A director of the Corporation shall not be personally
liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article shall not eliminate or limit the liability of a director (i) for any breach of his or her duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derives an improper personal benefit.

                           If the DGCL is hereafter amended to authorize
corporate action further limiting or eliminating the personal liability of directors, then the liability of the director to the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended from time to time. Any amendment, repeal or modification of this Article shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation under this Article NINTH in respect of any act or omission occurring prior to the time of such amendment, repeal or modification.

         TENTH:            Each reference in this Certificate of Incorporation
to any provision of the DGCL refers to the specified provision of the DGCL, as the same now exists or as it may hereafter be amended or superseded.

         ELEVENTH:         The Corporation reserves the right at any time and
from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of the State of Delaware; and all rights conferred on stockholders, directors or any other persons herein are granted subject to this reservation; provided, however, that no amendment, alteration, change or repeal may be made to Article FIFTH, SEVENTH, EIGHTH, NINTH or ELEVENTH without the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock of the corporation, voting together as a single class."

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         3.       That said Amended and Restated Certificate of Incorporation has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote in accordance with the provisions of
Section 228 of the DGCL.

         4. That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 242 and 245 of the DGCL.

         IN WITNESS WHEREOF, CancerVax Corporation has caused this Certificate to be signed by David F. Hale, its President and Chief Executive Officer and Hazel M. Aker, its Secretary, this ___ day of _________ 2003.

                               CancerVax Corporation,
                               a Delaware corporation

                               By: _____________________________________
                                   Name:  David F. Hale
                                   Title: President and Chief Executive Officer

ATTEST

___________________________
Name:  Hazel M. Aker
Title: Secretary

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